Exhibit 99.1

La Cortez Energy Announces an Update of the Drilling Operations for the Mirto-1 Well in the Maranta Block in the Putumayo Basin in Colombia

Press Release

Source: La Cortez Energy, Inc.

On Wednesday July 29, 2009, 2:03 am EDT

BOGOTA--(BUSINESS WIRE)--La Cortez Energy, Inc. (“La Cortez”) (OTCBB:LCTZ) is pleased to announce that Emerald Energy Plc. (“Emerald”) (AIM:EEN), the operator of the Maranta Block where La Cortez will hold a 20% working interest, has reached the intended total depth of 11,578 ft on the Mirto-1 exploration well, with oil and gas shows recorded across the target reservoirs, and is currently evaluating the commercial potential of the well.

Based on the preliminary results from the drilling of Mirto-1, La Cortez has decided to participate with Emerald in the evaluation of Mirto-1 and expects to have evaluation results in about two weeks. Once La Cortez has funded its portion of the completion and testing of Mirto-1, La Cortez will file a request, subject to approval, for a 20% working interest in Maranta with the Agencia Nacional de Hidrocarburos (“ANH”), Colombia’s hydrocarbon regulatory agency.

The Maranta block covers an extension of 36,608 hectares in the foreland of the Putumayo Basin in Southwest Colombia. Emerald’s contract for this block was signed with the ANH on September 12th, 2006. Emerald completed the first phase exploratory program by reprocessing 40 Km of 2D seismic and shooting 71 Km of new 2D seismic, identifying several promising leads. The Maranta block is adjacent to the recent 20 million barrel proven discovery of the Costayaco field made by Gran Tierra Energy, Inc. (AMEX:GTE).

Andres Gutierrez, President and CEO of La Cortez, commented on the announcement, “We are very pleased to announce the preliminary evaluation results of Mirto-1. We hope the coming weeks will ratify our expectations of the existence of a material geological structure. Regardless of the results of Mirto-1, we remain attentive to other opportunities in a variety of basins in Colombia and in Peru that we believe have opportunities to allow La Cortez to build our production base and benefit from upside exploration.”

About La Cortez Energy, Inc.

La Cortez Energy, Inc. is an early stage oil and gas exploration and production company currently pursuing a business strategy in the energy sector in South America, with an initial focus on identifying oil and gas exploration and production opportunities in Colombia. To that end, the Company has established a subsidiary, La Cortez Energy Colombia, E.U., with offices in Bogotá, Colombia, and recently signed a Memorandum of Understanding for a 50% working interest in the Putumayo 4 block and a farm-in agreement for a 20% working interest in the Maranta block, both in Colombia.

Exhibit 99.1

For more information, please contact the Company’s Investor Relations department at 888-805-(LCTZ) 5289 or by email info@lacortezenergy.com.

www.lacortezenergy.com

Forward-Looking Statements

Certain statements in this news release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company, including, but not limited to, the Company's ability to identify corporate acquisition and/or joint venture opportunities in the energy sector in Colombia, Peru and Brazil and, more generally, in Latin America, and to establish the technical and managerial infrastructure to take advantage of, and successfully participate in such opportunities, future economic conditions, political stability and energy prices. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.

Contact:
La Cortez Energy, Inc.
Bruce Nurse, 888-805-5289